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                                                                      EXHIBIT 99


 Encore Wire Corporation                              Contact:  Vincent A. Rego
 P. O. Box 1149                                       Chairman of the Board
 1410 Millwood Road                                   (and other Designees)
 McKinney, Texas  75069                               (214) 562-9473
 (214) 562-9473


                                 Press Release
                                 -------------

                                  May 8, 1996


FOR IMMEDIATE RELEASE

                    ENCORE WIRE ANNOUNCES MANAGEMENT CHANGE

MCKINNEY, TX - Encore Wire Corporation (NASDAQ/NMS, WIRE) announced today that at its May 7, 1996 annual meeting of stockholders each of the incumbent directors of the Company were reelected for the ensuing year. The directors of the Company are Vincent A. Rego, Donald M. Spurgin, Donald E. Courtney, Arthur
A. Gingell, Daniel L. Jones, John P. Pringle, William R. Thomas and John H. Wilson. In addition, Mr. Rego, who has been Chairman of the Board of the Company since its inception in 1989, was elected to the additional position of President and Chief Executive Officer at the directors meeting following the annual meeting of stockholders. Mr. Spurgin, who had been President and Chief Executive Officer since inception of the Company, was elected to the position of Vice Chairman of the Board. Mr. Spurgin will continue to be employed by the Company, but for health reasons, will assume a more limited role in the management of the Company in the future.